                        INVESTMENT AND ROYALTY AGREEMENT

This Investment and Royalty Agreement (this "Agreement") is made as of July 31, 2002, by and between Columbia Laboratories, Inc., a Delaware corporation ("Columbia"), and PharmaBio Development Inc., a North Carolina corporation ("PharmaBio").

Background and Overview

A. Contemporaneously with this Agreement, the parties are entering into a Stock Purchase Agreement, whereby PharmaBio is purchasing shares of stock of Columbia (the "Stock Purchase Agreement").

B. PharmaBio is willing to provide certain additional funds to Columbia, subject to and upon the terms and conditions below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.0    Definitions.

1.1 "Advantage-S" shall mean the over-the-counter vaginal contraceptive gel product containing nonoxynol-9 currently marketed in the Territory as Advantage-S(R), and any other over-the-counter vaginal contraceptive product marketed by Columbia or its Affiliates, licensees or sublicensees as a replacement or substitute for or in lieu of Advantage-S.

1.2 "Adverse Marketing Event" shall mean the occurrence of any of the following: (i) Columbia or its licensees shall withdraw, or be required by the FDA or other governmental authority to withdraw, Crinone or Prochieve from the market for any reason for a period that is, or is reasonably expected to be, greater than [***]days; or (ii) Columbia or its licensees shall fail to have a supply of Crinone or Prochieve, or any ingredients or components thereof, consistent with past quantities and practices, for a period of time that is, or is reasonably expected to be, greater than [***] days.

1.3 "Affiliate" shall mean, as to any person or entity, any corporation or business entity controlled by, controlling, or under common control with such person or entity. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

1.4 "Annual Period" shall mean a twelve-month period beginning on January 1, 2003 and each anniversary thereof.

1.5 "Crinone" shall mean the vaginal progesterone gel product containing progesterone in a

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       concentration of four percent (4%) or eight percent (8%) currently marketed in the Territory by Serono, Inc. for secondary amenorrhea and assisted reproductive technology and any other vaginal progesterone product marketed by Columbia or its Affiliates, licensees or sublicensees as a replacement or substitute for or in lieu of Crinone.

1.6 "Debt" shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services,
       (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. For the avoidance of doubt, Debt shall not include day-to-day obligations and payables incurred by Columbia in the ordinary course of business.

1.7    "FDA" shall mean the United States Food and Drug Administration.

1.8    "GAAP" shall mean generally accepted accounting principles.

1.9 "Liens" shall mean any lien, security interest, mortgage, pledge, encumbrance, charge or claim.

1.10 "Master Services Agreement" shall mean the agreement and initial work order, dated as of the date hereof, between Columbia and Innovex LP, a New Jersey limited partnership, whose address is 10 Waterview Boulevard, Parsippany, NJ 07054 ("Innovex"), which is an Affiliate of PharmaBio, pursuant to which Innovex agrees to provide contract sales services to Columbia.

1.11 "Minimum Sales Force Level" shall mean a Columbia sales force size of not less than forty (40) Columbia sales representatives promoting Prochieve in the first or second detailing positions, provided that any open sales territory for which Columbia or Innovex is actively recruiting a sales representative shall be counted as a Columbia sales representative for purposes of this definition.

1.12 "Net Sales" shall mean the gross amount billed or invoiced by Columbia or an Affiliate or any licensee or sublicensee (or other transferee), or on behalf of or for the benefit of Columbia or an Affiliate or any licensee or sublicensee (or other transferee), for sales of the Products, to a third party in the Territory, less the following items, but only to the extent such items are included in such gross amount and without duplication:

                (i) discounts, including cash and quantity discounts, charge-back payments, refunds and rebates granted to managed health care organizations or similar organizations or to federal, state and local governments (including, without limitation, Medicaid rebates), their agencies, and purchasers and reimbursers or to trade customers, including but not limited to,

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          wholesalers and chain and pharmacy buying groups;

                (ii) actual credits or allowances resulting from customer claims, damaged goods, rejections or returns of the Products, including recalls, regardless of the party requesting such;

                (iii) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Products, to the extent billed;

                (iv) taxes, duties or other governmental charges levied on, absorbed or otherwise imposed on sale of such Products, including without limitation value-added taxes, or other governmental charges otherwise measured by the billing, when included in billing, as adjusted for rebates, charge-backs and refunds, but not including income or similar taxes; and

                (v) actual write-offs of uncollectible customer accounts for recorded sales, provided that (x) any subsequent collection of such uncollectible accounts shall be restored as Net Sales at the time of collection and
                          (y) Columbia shall follow commercially reasonable practices of collecting and otherwise administering such accounts.

         Notwithstanding the foregoing, for so long as the Amended and Restated License and Supply Agreement dated as of June 4, 2002 (the "License and Supply Agreement") between Columbia Laboratories (Bermuda) Limited and Ares Trading S.A. ("Ares") is in effect, then with respect to Crinone, "Net Sales" shall mean the gross amount billed or invoiced by Columbia or an Affiliate or any licensee or sublicensee (or other transferee), or on behalf of or for the benefit of Columbia or an Affiliate or any licensee or sublicensee (or other transferee), for sales of Crinone to Ares or an Affiliate or any licensee or sublicensee (or other transferee) (and shall not mean sales of Crinone by Ares or an Affiliate or any licensee or sublicensee (or other transferree)), which amount shall include any additional amounts paid by Ares or an Affiliate or any licensee or sublicensee (or other transferee) with respect to sales made in the "Non-Fertility Specialist Market" including without limitation pursuant to Section 5(a) of the License and Supply Agreement.

1.13 "Prochieve" shall mean the vaginal progesterone gel product containing progesterone in a concentration of four percent (4%) or eight percent (8%) to be marketed in the Territory under the trademark Prochieve(TM), or any other trademark, for secondary amenorrhea and assisted reproductive technology or any other vaginal progesterone product marketed by Columbia or its Affiliates, licensees or sublicensees as a replacement or substitute for or in lieu of Prochieve .

1.14 "Product" shall mean each of Advantage-S, Crinone, Prochieve, and RepHresh and "Products" shall mean all of such products together, in each case for any and all formulations, delivery mechanisms and indications, including "off-label" uses.

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.15 "Royalty Term" shall mean the five (5) consecutive Annual Periods beginning on January 1, 2003.

1.16 "RepHresh" shall mean the vaginal get product to be marketed in the Territory under the trademark RepHresh(TM), or any other trademark, for the elimination of vaginal odor and maintaining physiologic vaginal pH or any other vaginal gel product marketed by Columbia or its Affiliates, licensees or sublicensees as a replacement or substitute for or in lieu of RepHresh.

1.17 "Territory" shall mean the United States of America and all states thereof, the District of Columbia, and Puerto Rico.

2.0    Investment and Royalties; Related Agreements.

2.1    PharmaBio will make the following payments to Columbia:

       Payment Date                         Amount

       September 30, 2002                        $1,125,000

       December 31, 2002                         $1,125,000

       March 31, 2003                            $1,125,000

       June 30, 2003                             $1,125,000

       Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined below), PharmaBio may at any time, if an Event of Default shall then be continuing, by written notice to Columbia terminate this Agreement (including PharmaBio's obligations to pay the amounts set forth above), so long as Innovex is not in default in any material respect of its performance of its material obligations under the Master Services Agreement and the work orders thereunder relating to the Products. "Event of Default" shall mean and include each of the following:

       (a) Columbia shall fail to pay any royalties to PharmaBio when the same become due and payable to PharmaBio and [***]business days have elapsed following receipt of written notice of such non-payment from PharmaBio to Columbia;

       (b) Any material representation or warranty made by Columbia under this Agreement shall prove to have been untrue or incorrect in any material respect when made;

       (c) Columbia shall fail to perform or comply with any material agreement or covenant made by Columbia under this Agreement in any material respect;

       (d) Columbia shall sell, assign, license, lease or otherwise transfer all or substantially all of its assets or properties owned (or otherwise held by it) relating to one or more of the Products, in one or a series of related transactions, without the prior

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          written consent of PharmaBio;

     (e)  An Adverse Marketing Event shall occur;

     (f) Columbia shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing;

     (g) A case or other proceeding shall be commenced against Columbia in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Columbia or any of its subsidiaries or for all or any substantial part of their respective assets, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered; or

     (h) Any indebtedness of Columbia or any of its subsidiaries in excess of $[***] shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof, and Columbia shall fail to pay the same within [***]days of such declaration.

     In the event that PharmaBio terminates this Agreement upon an Event of Default, then Columbia shall pay to PharmaBio the aggregate amount (the "Repayment Amount") by which the aggregate amount of payments by PharmaBio under this Agreement (the "Aggregate Payments") exceeds the aggregate amount of royalties paid by Columbia to PharmaBio under this Agreement, in full satisfaction of Columbia's obligations under this Agreement. For purposes of this calculation interest shall accrue on the Aggregate Payments at a rate equal to the Prime Rate as announced from time to time by Wachovia Bank, N.A. (or its successor) plus [***]percent ([***]%), beginning with the payment of funds by PharmaBio to Columbia until the Repayment Amount is paid by Columbia. The Repayment Amount shall be payable over two (2) years in eight (8) equal quarterly installments beginning thirty (30) days after such termination. PharmaBio shall have no obligation to exercise its remedies under this Section 2.1 and in lieu of this Section
     2.1 may exercise its remedies under the other provisions of this Agreement.

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.2 In consideration for the performance by PharmaBio of its funding commitments set forth in Section 2.1, Columbia shall pay PharmaBio royalties on Net Sales during the Royalty Term. The royalty payments payable by Columbia to PharmaBio with respect to each Annual Period are as follows:

               -------------------------------------------------------
               Annual Period during the        Royalty on Net Sales
               Royalty Term
               -------------------------------------------------------
               1                               5%
               -------------------------------------------------------
               2                               5%
               -------------------------------------------------------
               3                               5%
               -------------------------------------------------------
               4                               5%
               -------------------------------------------------------
               5                               5%
               -------------------------------------------------------

     Notwithstanding anything to the contrary contained in this Agreement, the total royalties payable to PharmaBio under this Section 2.2 shall not (i) exceed in the aggregate for all Annual Periods the amount of $[***] (the "Maximum Royalty Amount"), or (ii) provided PharmaBio is not in default of its payment obligations hereunder (and ten (10) business days shall have elapsed following receipt of written notice of such default from Columbia to PharmaBio), be less than $[***]in the aggregate for all Annual Periods. With respect to such minimum royalty commitment: if by February 28, 2005, PharmaBio has not received at least $[***]in aggregate royalties under this
     Section 2.2 (with respect to Net Sales during the Royalty Term through December 31, 2004), then Columbia will pay PharmaBio the difference between the amount of royalties actually received and $[***]; and at the end of the fifth (5th) Annual Period, if PharmaBio has not received at least $[***]in aggregate royalties under this Section 2.2, then Columbia will pay PharmaBio the difference between the amount of royalties actually received and $[***], provided that the time for payments under this sentence shall be extended by the period of any extension of the Royalty Term under
     Section 2.4, provided further that in no event shall such extension for payments under this sentence be extended more than six (6) months beyond the original due date. Such $[***]in minimum payments shall be payable by Columbia to PharmaBio notwithstanding the actual sales of the Products or other Product-related events, including without limitation any Adverse Marketing Event.

     The royalty payments under this Section 2.2 shall be paid by Columbia as soon as reasonably practicable following the end of each calendar quarter (but not later than forty five (45) days following the end of each calendar quarter, except following the fourth quarter, in which case Columbia shall have up to 60 days) during the five (5) Annual Periods in the Royalty Term. Accompanying each of Columbia's payments to PharmaBio under this Section, Columbia will provide to PharmaBio a report showing the applicable Net Sales and the calculation of the resulting royalty payment. Columbia also shall provide PharmaBio with all sales data for the Products that are available to Columbia.

2.3  As further consideration for PharmaBio's funding commitments set forth in
     Section 2.1,

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     on the date of this Agreement, Columbia shall pay to PharmaBio a fee in the amount of [***].

2.4 Columbia shall use its commercially reasonable efforts to commercialize the Products in the Territory. In this regard, Columbia will provide a sales force of an average size, calculated on a quarterly basis, not less than the Minimum Sales Force Level during the Royalty Term. If, at any time during such period, (a) Columbia reduces the Products' average sales force below the Minimum Sales Force Level for a period of more than sixty (60) days and Innovex is not in default in any material respect of its performance of its material obligations under the Master Services Agreement and the work orders thereunder relating to the Products or (b) an Adverse Marketing Event shall occur, then Columbia and PharmaBio will negotiate in good faith to restructure PharmaBio's commitments under Section 2.1 and the corresponding royalty amounts under Section 2.2, which negotiations will take into account the implications of the reduced sales force size or Adverse Marketing Event, as the case may be, on future sales of the Products. If the parties are unable to agree to such restructuring within thirty (30) days after PharmaBio gives written notice to Columbia of its intent to pursue a remedy under this Section 2.3, then, provided Innovex is not in default in any material respect of its performance of its material obligations under the Master Services Agreement and the work orders thereunder relating to the Products, PharmaBio may, at its sole discretion by written notice to Columbia, elect to (i) suspend all future funding obligations under Section 2.1; and (ii) extend the Royalty Term (including, without limitation, the then-current Annual Period). During the suspension and extension period, PharmaBio shall continue to receive royalties at the rate equal to the royalty amount applicable immediately prior to the effective date of the suspension and extension period. If PharmaBio elects this remedy, the then operating Annual Period for royalty payments under
     Section 2.2, and the funding commitments under Section 2.1, shall be extended until the Minimum Sales Force Level is satisfied or the Adverse Marketing Event no longer exists, as the case may be. The funding commitments under Section 2.1 shall resume as soon as Columbia achieves the Minimum Sales Force Level or the Adverse Marketing Event no longer exists, as the case may be, and the end of the then current Annual Period shall be extended for the amount of the suspension and extension period, such that PharmaBio enjoys the full length of the five (5) Annual Periods described in Section 2.2 with the benefit of the Minimum Sales Force Level or absence of the Adverse Marketing Event, as the case may be, for five (5) full twelve-month periods, and the term "Royalty Term" shall, for all purposes under this Agreement, be extended accordingly.

2.5 Each party hereto shall keep or cause to be kept such records as are required to determine, in a manner consistent with GAAP, the sums or credits due under this Agreement. Each party shall have the right, at such party's expense, through a certified public accountant or like person reasonably acceptable to the other party, upon execution of a customary confidentiality agreement, to examine such records during regular business hours upon reasonable notice during the term of this Agreement and for twelve (12) months after its termination; provided however, that (i) such examination shall not take place more than once a year and shall not cover such records for more than the preceding Annual Period, and (ii) such accountant shall report to both parties only as to

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     the accuracy of the reports or payments provided or made by the other party under this Agreement. Any adjustments required as a result of overpayments or underpayments identified through a party's exercise of examination rights, and any other adjustments that may be required from time to time in order to correct overpayments or underpayments under this Agreement, shall be made by subtracting or adding, as appropriate, amounts from or to the next royalty payment in accordance with Section 2.2. The party requesting the examination shall bear the full cost of the examination unless such examination correctly discloses that the discrepancy for the Annual Period differs by more than five (5) percent from the amount the accountant determines is correct, in such case the owing party shall pay the reasonable fees and expenses charged by the accountant. In the event that a party disputes an invoice or other payment obligation under this Agreement, such party shall timely pay the amount of the invoice or other payment obligation, and the parties shall resolve such dispute in accordance with
     Section 11.

2.6 Without the prior written approval of PharmaBio, Columbia shall not, nor shall it allow any Affiliate or third party acting on behalf of or for the benefit of Columbia or any Affiliate to, commercialize or promote a product that could reasonably be expected to compete with a Product in the Territory during the Royalty Term.

2.7 The Chief Financial Officers ("CFOs") of Columbia and PharmaBio shall coordinate the activities of the parties under this Agreement. The CFOs shall meet or communicate (in person or by telephone conference) on a regular basis as may be reasonably requested by either of them, but no less frequently than semi-annually about the performance of the parties under this Agreement. The parties acknowledge that a Steering Committee will be established as described in the Master Services Agreement. The parties agree that, in addition to the activities described in the Master Services Agreement, the Steering Committee will coordinate and facilitate the overall commercialization relationship among PharmaBio and its Affiliates and Columbia and its Affiliates, including with respect to this Agreement.

2.8 As further consideration for PharmaBio's funding obligations under this Agreement, Columbia hereby makes the representations and warranties set forth in Article III of the Stock Purchase Agreement.

2.9 Columbia agrees not to sell, assign, license, lease or otherwise transfer all or any substantial portion of its assets or properties owned (or otherwise held) relating to Crinone or Prochieve in one or a series of related transactions, without the prior written consent of PharmaBio, which consent shall not be unreasonably withheld or delayed.

2.10 Without the prior written consent of PharmaBio, which consent shall not be unreasonably withheld or delayed, Columbia shall not create or incur or allow to be created, incurred or exist any Debt, except Debt which is junior and subordinate in right of payment to Columbia's minimum payment obligations under Section 2.2 ("Junior Debt"), so long as prior to the creation of such Junior Debt the holder thereof has agreed to subordination terms and conditions in form and substance reasonably satisfactory to PharmaBio providing for the subordination of the Junior Debt to such minimum payment obligations.

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     Columbia and PharmaBio agree that Columbia's payment obligations under this Agreement, including such minimum payment obligations in Section 2.2, shall be and constitute "Senior Indebtedness" as such term is used in the 7?% Convertible Subordinated Note (No. R-1 $10,000,000) issued by Columbia to SBC Warburg Dillon Read Inc. dated March 16, 1998 (including any refinancing, replacement, substitution or restatement of such Note).

2.11 Without the prior written consent of PharmaBio, which consent shall not be unreasonably withheld or delayed, Columbia shall not create or incur or allow to be created, incurred or exist any Lien upon or with respect to any of Columbia's assets or properties, except Liens securing Debt or other obligations which are junior and subordinate in right of payment to Columbia's minimum payment obligations under Section 2.2 ("Junior Liens"), so long as prior to the creation of such Junior Liens the holder thereof has agreed to subordination terms and conditions in form and substance reasonably satisfactory to PharmaBio providing for the subordination of the Junior Liens to such minimum payment obligations.

3.0  Confidentiality and Ownership of Information.

3.1 Columbia on the one part and PharmaBio on the other part each acknowledges that, in the course of performing its obligations hereunder, it may receive information from the other party which is proprietary to the disclosing party and which the disclosing party wishes to protect from public disclosure ("Confidential Information"). Each receiving party agrees to retain in confidence, during the Royalty Term, and thereafter for a period of five (5) years, all Confidential Information disclosed to it by or on behalf of the other party, and that it will not, without the written consent of such other party, use Confidential Information for any purpose other than the purposes indicated herein or disclose such information to a third party. These restrictions shall not apply to Confidential Information which: (i) is or becomes public knowledge (through no fault of the receiving party); (ii) is made lawfully available to the receiving party by an independent third party that, to the knowledge of the receiving party, is under no duty of confidentiality to the disclosing party; (iii) is already in the receiving party's possession at the time of receipt from the disclosing party (and such prior possession can be demonstrated by competent evidence by the receiving party); (iv) is independently developed by the receiving party and/or Affiliates (and such independent development can be demonstrated by competent evidence by the receiving party); or (v) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by the receiving party, provided, however, if reasonably possible, such receiving party gives the disclosing party sufficient advance written notice to permit it to seek a protective order or other similar order with respect to such Confidential Information and, thereafter, the receiving party may disclose only the minimum Confidential Information required to be disclosed in order to comply with such and only to the government authority or agency or in the proceeding which is the subject of such order.

3.2 PharmaBio on the one hand and Columbia on the other hand shall limit disclosure of the other party's Confidential Information to only those of their respective officers,

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     representatives, agents and employees who are directly concerned with the performance of this Agreement and have a legitimate need to know such Confidential Information in the performance of their duties and shall ensure that their respective officers, representatives, agents and employees to whom Confidential Information is disclosed do not further disclose such Confidential Information to any third party except as otherwise permitted hereunder.

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3 All Columbia inventions, processes, know-how, patents, trade secrets, copyrights, trade names, trademarks, service marks, marketing materials, proprietary materials or other intellectual property of any kind, and all improvements to any of the foregoing (collectively, "Columbia Property"), disclosed, used, improved, modified or developed in connection with the relationship contemplated by this Agreement shall remain the sole and exclusive property of Columbia.

3.4 Columbia acknowledges that PharmaBio (and its Affiliates) possess certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to analytical methods, procedures and techniques, computer technical expertise and software, and business practices, which have been independently developed by PharmaBio and/or its Affiliates (collectively "PharmaBio Property"). Any PharmaBio Property or improvements thereto which are disclosed, used, improved, modified or developed under or during the term of this Agreement shall remain the sole and exclusive property of PharmaBio or the respective Affiliate.

3.5 Neither PharmaBio nor Columbia or any of their Affiliates shall make any public announcements regarding this Agreement or the terms and conditions thereof without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed, except to the extent such disclosure is required by law.

4.0  Grant of Certain Preferred Rights by Columbia to PharmaBio

4.1 Columbia hereby grants to PharmaBio (which for purposes of this Section shall mean and include its Affiliates), for a period of [***]years from the date hereof, a preferred provider relationship whereby PharmaBio shall have a first and preferred opportunity to negotiate for a period of [***]days with Columbia (which for purposes of this Section shall mean and include its Affiliates) to provide to Columbia any services which PharmaBio provides to customers and which Columbia has decided to outsource or otherwise engage a service provider to perform during the Royalty Term, including without limitation clinical and pre-clinical development, coordination and execution services, sales and marketing services, commercialization services, and similar services. Columbia shall allow and grant PharmaBio the right to provide such services if PharmaBio agrees to provide such services on competitive terms and conditions.

4.2 If at any time during the Royalty Term, Columbia elects to outsource or otherwise engage a service provider to perform sales and marketing services, commercialization services, or similar services for its product known as testosterone progressive hydration buccal, Columbia will not grant a third party the right to provide such services without first offering and giving PharmaBio and its Affiliates the opportunity to obtain such right and attempting in good faith for a period of at least thirty (30) days to reach an agreement between the parties for PharmaBio or an Affiliate to obtain such right.

5.0  Independent Contractor Relationship.

     For the purposes of this Agreement, Columbia and PharmaBio are independent

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer and employee or joint venturers. Neither Columbia nor PharmaBio shall have the power or right to bind or obligate the other party, nor shall either party hold itself out as having such authority.

6.0    Termination.

6.1 Columbia may terminate this Agreement for material breach upon sixty (60) days written notice specifying the nature of the breach, if such breach
       (i) has not been substantially cured within the sixty (60) day period or
       (ii) is not curable within such 60-day period and the breaching party has not commenced and diligently continued during such 60-day period reasonable actions to cure such breach. During the 60-day cure period for termination due to breach, each party will continue to perform its obligations under this Agreement. Any termination under this Section 5 shall be without prejudice to any claims for damages or other relief by Columbia.

6.2 This Agreement shall terminate upon the payment by Columbia to PharmaBio of the Maximum Royalty Commitment.

7.0    Indemnification and Liability Limits.

7.1 PharmaBio shall indemnify, defend and hold harmless Columbia, its Affiliates and its and their respective directors, officers, employees and agents from and against any and all losses, claims, actions, damages, liabilities, penalties, costs and expenses (including reasonable attorneys' fees and court costs) (collectively, "Losses"), resulting from any: (i) breach by PharmaBio (or its employees) of its obligations hereunder; (ii) willful misconduct or grossly negligent acts or omissions of PharmaBio or its employees; and (iii) violation by PharmaBio or its employees of any municipal, county, state or federal laws, rules or regulations applicable to the performance of PharmaBio's obligations under this Agreement; except, in each case, to the extent such Losses are determined to have resulted from the gross negligence or willful misconduct of Columbia or its employees.

7.2 Columbia shall indemnify, defend and hold harmless PharmaBio, its Affiliates and its and their respective directors, officers, employees and agents from and against any and all Losses resulting from any: (i) third party claim arising from the manufacture, storage, handling, packaging, labeling, production, transportation, distribution, marketing, testing, use, sale or other disposition of the Products; (ii) breach by Columbia (or its employees) of its obligations hereunder; (iii) willful misconduct or grossly negligent acts or omissions of Columbia or its employees; and (iv) violation by Columbia or its employees of any municipal, county, state or federal laws, rules or regulations applicable to the performance of Columbia' obligations under this Agreement, except, in each case, to the extent such Losses are determined to have resulted from the gross negligence or willful misconduct of PharmaBio or its employees.

7.3 In the event of a third party claim or lawsuit, the party seeking indemnification hereunder (the "Indemnified Party") shall give the party obligated to indemnify (the "Indemnifying

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

       Party") prompt written notice of any claim or lawsuit (including a copy thereof), provided that the failure of an Indemnified Party to notify the Indemnifying Party on a timely basis will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party unless the Indemnifying Party demonstrates that the defense of such action is materially prejudiced by the Indemnified Party's failure to give such notice. The Indemnified Party and its employees shall fully cooperate with Indemnifying Party and its legal representatives in the investigation and defense of any matter the subject of indemnification, which defense shall be managed by the Indemnifying Party in a manner, including the selection of legal counsel, reasonably acceptable to the Indemnified Party. The Indemnified Party shall not unreasonably withhold its approval of the settlement of any such claim, liability, or action by Indemnifying Party covered by this indemnification provision; provided that such settlement does not include an admission or acknowledgement of liability or fault of the Indemnified Party.

7.4 Neither PharmaBio nor Columbia, nor any of such party's Affiliates, directors, officers, employees, subcontractors or agents shall have, under any legal theory (including, but not limited to, contract, negligence and tort liability), any liability to any other party hereto for any loss of profits, opportunity or goodwill, or any type of special, incidental, indirect or consequential damage or loss, in connection with or arising out of this Agreement. For the avoidance of doubt, a claim by PharmaBio for royalties on Net Sales payable by Columbia hereunder or a claim by Columbia for payments pursuant to Section 2.1 shall not be limited in any way pursuant to the provisions set forth in the preceding sentence.

8.0    Notices.

       Any notice required to be given by either party shall be in writing. All notices shall be to the parties and addresses listed below, and shall be deemed sufficiently given (i) when received, if delivered personally or sent by facsimile transmission with confirmed receipt, or (ii) one business day after the date mailed by first class mail or sent by an internationally recognized overnight delivery service with charges prepaid.

       If to PharmaBio:           PharmaBio Development Inc.
                                  4709 Creekstone Drive
                                  Suite 200, Riverbirch Building
                                  Durham, NC 27703
                                  Attention: President
                                  Fax: 919-998-2090

       With a copy to:            PharmaBio Development Inc.
                                  4709 Creekstone Drive
                                  Suite 200, Riverbirch Building
                                  Durham, NC 27703
                                  Attention: General Counsel
                                  Fax: 919-998-2090

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         If to Columbia:            Columbia Laboratories, Inc.
                                    220 South Orange Avenue
                                    Livingston, NJ 07039
                                    Attention: President
                                    Fax 973-994-3001

         With a copy to:            Columbia Laboratories, Inc.
                                    220 South Orange Avenue
                                    Livingston, NJ 07039
                                    Attention: General Counsel
                                    Fax 973-994-3001

9.0      Assignment.

         No party may assign any of its rights or obligations under this Agreement to any third party other than an Affiliate without the written consent of the other party, except that Columbia may assign its rights or obligations under this Agreement with respect to Advantage-S or RepHresh to a bona fide third party that acquires all of Columbia's business with respect to Advantage-S or RepHresh provided that such party assumes all of Columbia's applicable rights and obligations under this Agreement in form and substance reasonably satisfactory to PharmaBio; provided, however, that Columbia may not in any event assign its minimum payment obligations under Section 2.2 hereof. PharmaBio may at any time assign or transfer any of its rights or obligations under this Agreement to an Affiliate. Nothing in this Section 8.0 shall preclude the transfer of a party's rights and obligations under this Agreement in conjunction with a merger in which such party is not the surviving entity. Any attempted assignment in violation of this Section shall be null and void.

10.0     General Provisions.

10.1     Sections 2.1, 2.2, 2.5, 3.0, 7.0, 9.0, 10.0 and 11.0 shall survive the termination of this Agreement for any reason.

10.2 This Agreement contains the entire understanding of the parties with respect to the subject matter herein and cancels all previous agreements (oral and written), negotiations and discussions dealing with the same subject matter. The parties, from time to time during the term of this Agreement, may modify any of the provisions hereof only by an instrument in writing duly executed by the parties.

10.3 No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement will operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right will preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right will have effect unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right. The rights and remedies set forth in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or

     [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         otherwise. Termination of this Agreement by a party shall not affect any other rights or remedies which may be available to such party against a defaulting party.

10.4 If any part or parts of this Agreement are held to be illegal, void or ineffective, the remaining portions of this Agreement shall remain in full force and effect. If any of the terms or provisions are in conflict with any applicable statute or rule of law, then such term(s) or provision(s) shall be deemed inoperative to the extent that they may conflict therewith, and shall be deemed to be modified or conformed with such statute or rule of law. In the event of any ambiguity respecting any term or terms hereof, the parties agree to construe and interpret such ambiguity in good faith in such a way as is appropriate to ensure its enforceability and viability.

10.5 The headings contained in this Agreement are used only as a matter of convenience, and in no way define, limit, construe or describe the scope or intent of any section of this Agreement.

10.6 Each party represents and warrants to the other that the individual signing below for such party is authorized and empowered to bind such party to the terms of this Agreement.

10.7 Neither party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement (other than payment obligations) if and to the extent that such failure or deal is due to circumstances beyond its control ("Force Majeure") which it could not have avoided by the exercise of reasonable diligence including but no limited to: act of God; war or insurrection; civil commotion; destruction of essential facilities or materials by earthquake, fire, flood or storm; labor disturbance (whether or not any such labor disturbance is within the power of the affected party to settle); epidemic; or other similar event; provided, however, that the party so affected shall notify the other party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all commercially reasonable efforts to avoid, remove or alleviate such causes of non-performance and shall resume performance of its obligations hereunder with the utmost dispatch whenever such causes are removed. In the event of force majeure lasting more than three (3) months, the parties agree to meet and discuss how this Agreement can be justly and fairly implemented under the circumstances.

11.0     Dispute Resolution:

11.1 Governing Law. This Agreement, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements executed and performed entirely in the State of Delaware, without regard to conflicts of law rules.

11.2 Internal Review. In the event that a dispute, difference, claim, action, demand, request, investigation, controversy, threat, or request for testimony or information or other question arises pertaining to any matters which arise under, out of, in connection with, or

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
            SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         in relation to this Agreement (a "Dispute") and either party so requests in writing, prior to the initiation of any formal legal action, the Dispute will be submitted to the Chief Executive Officers of Columbia and PharmaBio. For all Disputes referred to the Chief Executive Officers, the Chief Executive Officers shall use their good faith efforts to meet at least two times in person and to resolve the Dispute within ten (10) days after such referral.

11.3     Arbitration.

         (a) If the parties are unable to resolve any Dispute under Section 10.2, then either party may by election within ten (10) days after the end of the period set forth in Section 10.2, require the matter to be settled by final and binding arbitration by sending written notice of such election to the other party clearly marked "Arbitration Demand". Thereupon such Dispute shall be arbitrated in accordance with the terms and conditions of this Section 10.3. Notwithstanding the foregoing, either party may apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

         (b) The arbitration panel will be composed of three arbitrators, one of whom will be chosen by Columbia, one by PharmaBio, and the third by the two so chosen. If both or either of Columbia or PharmaBio fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The arbitrators shall have reasonable experience in the matter under dispute. The decision of the arbitrators shall be final and binding on the parties, and specific performance giving effect to the decision of the arbitrators may be ordered by any court of competent jurisdiction.

         (c) Nothing contained herein shall operate to prevent either party from asserting counterclaim(s) in any arbitration commenced in accordance with this agreement, and any such party need not comply with the procedural provisions of this Section 10.3 in order to assert such counterclaim(s).

         (d) The arbitration shall be filed with the office of the American Arbitration Association ("AAA") located in Delaware or such other AAA office as the parties may agree upon (without any obligation to so agree). The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of AAA as in effect at the time of the arbitration hearing, such arbitration to be completed in a sixty (60) day period. In addition, the following rules and procedures shall apply to the arbitration:

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
            SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  (i) The arbitrators shall have the sole authority to decide whether or not any Dispute between the parties is arbitrable and whether the party presenting the issues to be arbitrated has satisfied the conditions precedent to such party's right to commence arbitration as required by this Section 10.3.

                  (ii) The decision of the arbitrators, which shall be in writing and state the findings the facts and conclusions of law upon which the decision is based, shall be final and binding upon the parties, who shall forthwith comply after receipt thereof. Judgment upon the award rendered by the arbitrator may be entered by any competent court. Each party submits itself to the jurisdiction of any such court, but only for the entry and enforcement to judgment with respect to the decision of the arbitrators hereunder.

                  (iii) The arbitrators shall have the power to grant all legal and equitable remedies (including, without limitation, specific performance) and award compensatory damages provided by applicable law, but shall not have the power or authority to award punitive damages. No party shall seek punitive damages in relation to any matter under, arising out of, or in connection with or relating to this Agreement in any other forum.

                  (iv) The parties shall bear their own costs in preparing for and participating in the resolution of any Dispute pursuant to this Section 10.3, and the costs of the arbitrator(s) shall be equally divided between the parties; provided, however, that each party shall bear the costs incurred in connection with any Dispute brought by such party that the arbitrators determine to have been brought in bad faith.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto through their duly authorized officers as of the date first set forth above.

PHARMABIO DEVELOPMENT INC.               COLUMBIA LABORATORIES, INC.


By:    /S/ Ronald J. Wooten              By:    /S/ Fred Wilkinson
       ----------------------------             ------------------------

Name:  Ronald J. Wooten                  Name:  Fred Wilkinson
       ----------------------------             ------------------------

Title: President                         Title: President & CEO
       ----------------------------             ------------------------

       7/31/02                                  7/31/02

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
            SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.